 Exhibit 99.1

LEASING FUND
ELEVEN, LLC

PORTFOLIO OVERVIEW

SECOND QUARTER

2007

ICON Leasing Fund Eleven, LLC

- Second Quarter 2007 Portfolio Overview -

Dear Member of ICON Leasing Fund Eleven, LLC:

ICON Leasing Fund Eleven, LLC (“Fund Eleven”) raised $365,198,690 from its initial offering on April 21, 2005 through April 21, 2007.  In July 2006, Fund Eleven increased its original offering from $200,000,000 to $375,000,000.   As of June 30, 2007, Fund Eleven had 363,956 member shares outstanding.

During the second quarter of 2007, Fund Eleven continued to function in its Operating Period, during which time Fund Eleven acquires equipment subject to lease. Fund Eleven’s portfolio is comprised of two lease categories: growth leases, where the rental cash flows have been assigned or pledged to a lender; and income leases, where Fund Eleven retains the rental cash flows.  While income leases produce monthly cash flows, growth leases permit Fund Eleven to retain an interest in the future value of the equipment on a leveraged equity basis.  Fund Eleven’s manager, ICON Capital Corp. (the “Manager”), expects that the future value of the equipment in growth leases will be greater than Fund Eleven’s initial cash investment.

Cash generated from these investments will facilitate Fund Eleven’s distributions to its members.  Availability of cash to be used for reinvestment also depends on the requirements for expenses, reserves, and distributions to members.

Fund Eleven’s Operating Period is anticipated to continue for a period of five years from the closing of the offering – unless extended at the Manager’s sole discretion. Following its Operating Period, Fund Eleven will enter its “Liquidation Period,” during which time equipment will be sold in the ordinary course of business.

News Covering the Reporting Period

•  TOP Tankers, Inc.’s (“TOP Tankers”) announced that it has placed 2.1 million common shares with companies connected with George Economou, a well-known Greek shipping investor.  The aggregate proceeds of the placement were approximately $14.3 million, which it expects to use for acquisitions, working capital and general corporate purposes.  (Source:  TOP Tanker press release, dated June 28, 2007)

•  Global Crossing Telecommunications, Inc. (“Global Crossing”), a leading global internet protocol solutions provider, announced that it broadened the scope and reach of its VoIP services for customers around the world by extending its Global Crossing VoIP Local Service to six more European countries and three in Latin America.  (Source:  Global Crossing press release, dated June 7, 2007)

Neither Fund Eleven nor the Manager accept any responsibility for, or assume any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News Covering the Reporting Period.”

Investments and Commitments during the Second Quarter of 2007

On April 11, 2007, Fund Eleven, through two wholly-owned subsidiaries, purchased two Aframax 95,649 DWT (deadweight tons) product tankers, the Senang Spirit and Sebarok Spirit, chartered to an affiliate of Teekay Shipping Corp. (“Teekay”) for a five year term.  The purchase price for the vessels was approximately $88,000,000, comprised of (i) a cash payment of approximately $21,300,000 and (ii)  borrowings of approximately $66,700,000 of non-recourse indebtedness.  The charters for both vessels commenced on April 11, 2007.

Portfolio Overview

Fund Eleven has invested both directly and indirectly through joint ventures with its affiliates.  In addition to the investments listed above, as of June 30, 2007, Fund Eleven’s portfolio consisted primarily of the following investments:

Income Leases

•  Equipment, plant and machinery used by The Teal Jones Group and Teal Jones Lumber Services, Inc. (collectively, “Teal Jones”) in its lumber processing operations in Canada and the United States.  Fund Eleven, through two wholly-owned subsidiaries, entered into a lease financing arrangement totaling approximately $36,000,000 in November 2006.  The equipment, plant and machinery are being leased back to Teal Jones pursuant to an 84 month lease that is scheduled to expire in November 2013.

•  State-of-the-art telecommunications equipment.  In December 2006, Fund Eleven, through its wholly-owned subsidiary, purchased the equipment for approximately $9,779,000 in cash. This equipment is subject to a 48 month lease with Global Crossing and Global Crossing North American Networks, Inc. (collectively, the “Global Crossing Group”) which commenced on January 1, 2007.

In February 2007, Fund Eleven, through its wholly-owned subsidiary, purchased approximately $6,983,000 of additional telecommunications equipment that is subject to lease with Global Crossing Group.  The equipment is subject to a 48 month lease which commenced on March 1, 2007.

Fund Eleven also acquired interests in similar telecommunications equipment leased to the Global Crossing Group through investments in joint ventures with its affiliates.  Fund Eleven acquired its interests in these joint ventures for approximately $17,270,000.  The equipment is subject to three separate 48 month leases.  Two of the leases commenced on November 1, 2006 and the third lease commenced on April 1, 2006.

•  On March 30, 2007, Fund Eleven, through a wholly-owned subsidiary, purchased auto parts manufacturing equipment from Heuliez SA and Heuliez Investissements SNC (collectively, “Heuliez”).  The purchase price for the equipment was approximately $11,994,000.  The equipment is being leased back to Heuliez pursuant to a 60 month lease that began on April 1, 2007.

Growth Leases

•  An equipment leasing portfolio originated by Clearlink Capital Corporation, a financial services provider based in Mississauga, Ontario, Canada, comprised mainly of information technology and technology-related equipment, including personal computers and client/server equipment that perform business-related functions such as database inquiries (the “I.T. Portfolio”).  Fund Eleven acquired the I.T. Portfolio for approximately $144,591,000, which was comprised of a cash payment of approximately $49,361,000 and the assumption of non-recourse debt and other assets and liabilities related to the I.T. Portfolio of approximately $95,230,000.  During the six months ended June 30, 2007, Fund Eleven purchased approximately $18,905,000 of new equipment.  As of June 30, 2007, the I.T.  Portfolio was comprised of equipment with an original cost of approximately $190,948,000 that is subject to 1,019 leases.

•    Four 45,720 - 47,094 DWT product carrying vessels, the M/T Doubtless, the M/T Faithful, the M/T Spotless, and the M/T Vanguard, which are subject to bareboat charters with subsidiaries of Top Tankers that are scheduled to expire in February 2011.  Fund Eleven acquired the tankers for approximately $112,650,000, which was comprised of (i) borrowings of a first priority non-recourse mortgage of approximately $80,000,000, (ii) assumption of a second priority non-recourse mortgage of approximately $10,000,000, and (iii) approximately $22,650,000 in cash.

•  Four 3,300 TEU (twenty foot equivalent units) container vessels, the M/V Adaman Sea, the M/V ZIM Hong Kong, the M/V ZIM Israel, and the M/V Japan Sea, which are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd. that are scheduled to expire in November 2010 and January 2011.  Fund Eleven paid approximately $141,200,000 which consisted of (i) approximately $35,876,000, (ii) the assumption of approximately $93,325,000 of non-recourse indebtedness secured by a first priority mortgage and (iii) approximately $12,000,000 of non-recourse indebtedness secured by a second priority mortgage.

Asset Dispositions

Fund Eleven owned a 50% interest in a joint venture which purchased digital audio/visual entertainment systems subject to a lease with AeroTV Ltd. (“AeroTV”), a provider of on board digital audio/visual systems for airlines, rail and coach operators in the United Kingdom. Fund Eleven’s purchase price for its interest in the joint venture was approximately $2,776,000.  The joint venture only funded approximately $1,357,000 for the purchase of the equipment.

On February 13, 2007, AeroTV’s customer, the largest scheduled bus line in Europe, terminated its service agreement with AeroTV. Shortly thereafter, AeroTV notified the Manager of its inability to pay certain rent owed and subsequently filed for insolvency protection in the United Kingdom. On February 20, 2007, the joint venture sent a notice to AeroTV terminating the Master Lease Agreement.  On April 18, 2007, the joint venture filed a lawsuit in the United Kingdom’s High Court of Justice, Queen’s Bench Division against AeroTV and one of its directors for fraud.  Subsequently, the joint venture received a default judgment against the AeroTV director. The joint venture is currently in the process of registering and executing the judgment.  At this time it is not possible to determine the ability to collect the judgment.

On February 20, 2007, the joint venture wrote off its leased assets and recognized a loss of approximately $153,000. During March 2007, the joint venture collected approximately $218,000 of the remaining rent balance.  In April 2007, all the remaining amounts previously contributed to the joint venture for the purchase of the equipment were returned to Fund Eleven and its affiliate with accrued interest.  Fund Eleven’s share of the returned funds was approximately $2,607,500.

10% Status Report

As of June 30, 2007, no individual asset constituted at least 10% of the aggregate purchase price of Fund Eleven’s equipment portfolio.  The vessels chartered to Teekay individually constitute the largest individual assets in the portfolio, but each vessel constitutes less than 8% of the aggregate purchase price of Fund Eleven’s portfolio.  With the exception of the I.T. Portfolio, which leases continue to expire each month, Fund Eleven anticipates that the other equipment in its portfolio will remain on lease during the next year.

Distribution Analysis

During the reporting period, Fund Eleven continued to make monthly distributions at a rate of 9.1% per annum.  Cash available for distributions was generated substantially through cash from operations.  From the inception of the offering period, Fund Eleven has made twenty-seven monthly distributions to its members. During the first six months of 2007, Fund Eleven paid its members $20,592,687 in cash distributions.  As of June 30, 2007, a $10,000 investment made at the initial closing, would have received $2,271 in cumulative distributions representing a return of approximately 22% of such initial investment.

Fund Summary
Start of Offering Period	April 21, 2005
Offering Period End Date	April 20, 2007
Size of offering	$375,000,000
No. of Original Additional Members	8,637

Outlook and Overview

Excluding leases in the I.T. Portfolio, one of the Global Crossing Group’s leases is the next lease scheduled to expire, in March 2010.

As of June 30, 2007, Fund Eleven had $66,534,381 in cash and cash equivalents on hand.  The Manager anticipates that Fund Eleven will make more acquisitions in the near future.  Substantially all of Fund Eleven’s cash flows are derived from sales proceeds, equity contributions and rental payments.  On a monthly basis, Fund Eleven deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs.  The remaining cash flows are then available for monthly distribution to members.  Fund Eleven is a permitted borrower, together with several other funds managed by the Manager, under a revolving credit facility.  Under the terms of the facility, the borrowers may borrow (subject to a borrowing base) an amount up to $17,000,000 on a joint and several basis.  As of June 30, 2007, the total amount outstanding under the facility was $6,755,000.  Fund Eleven had not borrowed any amount under the facility.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

ASSETS

	June 30,
	2007	December 31,
	(unaudited)	2006
Cash and cash equivalents	$66,534,381	$61,200,675

Investments in finance leases:
Minimum rents receivable	99,854,935	100,400,811
Estimated unguaranteed residual values	6,262,905	5,834,948
Initial direct costs, net	2,826,823	3,457,416
Unearned income	(14,104,545)	(15,302,719)

Net investments in finance leases	94,840,118	94,390,456

Investments in operating leases:
Equipment, at cost	502,395,618	384,171,594
Accumulated depreciation	(79,549,013)	(47,105,223)

Net investments in operating leases	422,846,605	337,066,371

Investments in joint ventures	1,645,364	11,805,734
Equipment held for sale or lease	3,994,743	2,678,117
Rents receivable, net	5,575,765	3,098,973
Mortgage notes receivable	16,259,494	12,932,924
Restricted cash	624,998	1,241,326
Deferred income taxes	3,555,904	2,554,454
Other assets, net	13,328,367	3,872,521

Total assets	$629,205,739	$530,841,551

LIABILITIES AND MEMBERS' EQUITY

Liabilities:
Notes payable - non-recourse	$312,402,268	$260,926,942
Accounts payable and other liabilities	3,087,637	4,269,661
Deferred rental income	9,444,362	8,404,745
Leasing payables and other lease liabilities	14,900,409	12,881,369
Income taxes payable	-	2,634,727
Due to Manager and affiliates, net	43,458	515,119
Minority interest	7,417,377	8,312,503

Total liabilities	347,295,511	297,945,066

Commitments and contingencies

Members' equity:
Manager (one share outstanding, $1,000 per share original
issue price)	(445,012)	(243,580)
Additional Members (363,956 and 292,164 shares outstanding,
$1,000 per share original issue price)	276,499,868	232,868,044
Accumulated other comprehensive income	5,855,372	272,021

Total members' equity	281,910,228	232,896,485

Total liabilities and members' equity	$629,205,739	$530,841,551

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue:
Rental income	26,393,233	14,484,472	49,211,323	$18,304,268
Finance income	1,646,045	990,869	3,978,255	1,388,002
(Loss) income from investments in joint ventures	(14,748)	118,115	20,932	381,225
Net gain on sales of new equipment (net of cost of
sales of $8,979,167 and $12,943,339, respectively, for
the three and six months ended 2007, and $5,089,442
for the three and six months ended 2006)	362,452	280,617	551,708	280,617
Net (loss) gain on sales of leased equipment	(129,815)	317,550	(47,054)	421,522
Interest and other income	1,233,270	416,573	2,648,842	1,170,580

Total revenue	29,490,437	16,608,196	56,364,006	21,946,214

Expenses:
Depreciation and amortization	20,902,767	12,025,343	40,493,297	15,117,575
Interest	4,018,120	1,437,151	7,916,534	1,781,682
Management fees - Manager	1,673,428	912,901	3,155,492	1,085,414
Administrative expense reimbursements -
Manager and affiliate	1,288,944	1,613,312	2,989,827	2,523,865
General and administrative	411,812	133,314	1,132,803	265,160
Bad debt expense	-	-	-	70,015
Minority interest	254,317	265,028	515,650	265,028

Total expenses	28,549,388	16,387,049	56,203,603	21,108,739

Income before income taxes	941,049	221,147	160,403	837,475

Provision for income taxes	(1,205,109)	-	(503,252)	-

Net income	$2,146,158	$221,147	$663,655	$837,475

Net income allocable to:
Additional Members	$2,124,697	$218,936	$657,018	$829,100
Manager	21,461	2,211	6,637	8,375

	$2,146,158	$221,147	$663,655	$837,475

Weighted average number of additional
member shares outstanding	362,176	175,266	340,290	152,170

Net income per weighted average
additional member share	$5.87	$1.25	$1.93	$5.45

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Changes in Members' Equity
For the Year Ended December 31, 2006 and for the Three and Six Months Ended June 30, 2007
(unaudited)
				Accumulated
	Additional			Other
	Member	Additional	Managing	Comprehensive
	Shares	Members	Member	(Loss) Income	Total
Balance, January 1, 2006	107,099	$90,318,028	$(28,876)	$(33,886)	$90,255,266

Proceeds from issuance of additional
members shares	185,118	185,118,088	-	-	185,118,088
Sales and offering expenses	-	(21,276,702)	-	-	(21,276,702)
Additional member shares redeemed	(53)	(41,454)	-	-	(41,454)
Cash distributions paid or accrued
to members	-	(16,600,276)	(167,738)	-	(16,768,014)
Change in valuation of interest rate
swap contracts	-	-	-	(928,750)	(928,750)
Change in valuation of warrants
held by joint venture	-	-	-	538,072	538,072
Foreign currency translation adjustments	-	-	-	696,585	696,585
Net loss	-	(4,649,640)	(46,966)	-	(4,696,606)

Balance, December 31, 2006	292,164	232,868,044	(243,580)	272,021	232,896,485

Proceeds from issuance of additional
members shares	57,136	57,135,796	-	-	57,135,796
Sales and offering expenses	-	(6,569,904)	-	-	(6,569,904)
Additional member shares redeemed	(170)	(136,048)	-	-	(136,048)
Cash distributions paid or accrued
to members	-	(12,546,393)	(126,733)	-	(12,673,126)
Change in valuation of interest rate
swap contracts	-	-	-	(77,450)	(77,450)
Change in valuation of warrants
held by joint venture	-	-	-	(473,681)	(473,681)
Foreign currency translation adjustments	-	-	-	554,709	554,709
Net loss	-	(1,467,678)	(14,825)	-	(1,482,503)

Balance, March 31, 2007	349,130	269,283,817	(385,138)	275,599	269,174,278

Proceeds from issuance of additional
members shares	15,846	15,846,033	-	-	15,846,033
Sales and offering expenses	-	(1,822,618)	-	-	(1,822,618)
Additional member shares redeemed	(1,020)	(885,767)	-	-	(885,767)
Cash distributions paid or accrued
to members	-	(8,046,294)	(81,335)	-	(8,127,629)
Change in valuation of interest rate
swap contracts	-	-	-	670,100	670,100
Change in valuation of warrants
held by joint venture	-	-	-	(16,242)	(16,242)
Foreign currency translation adjustments	-	-	-	4,925,915	4,925,915
Net income	-	2,124,697	21,461	-	2,146,158

Balance, June 30, 2007	363,956	$276,499,868	$(445,012)	$5,855,372	$281,910,228

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30,
(unaudited)

	2007	2006
Cash flows from operating activities:
Net income	$663,655	$837,475
Adjustments to reconcile net income to net cash provided by
operating activities:
Rental income paid directly to lenders by lessees	(4,351,952)	(1,368,644)
Finance income	(3,978,255)	(77,765)
Income from investments in joint ventures	(20,932)	(381,225)
Net gains on sales of new and leased equipment	(504,654)	(702,139)
Depreciation and amortization	40,493,297	15,117,575
Bad debt expense	-	70,015
Interest expense paid directly to lenders by lessees	683,773	151,222
Change in fair value of interest rate swap contract	(433,926)	-
Minority interest	515,650	265,028
Deferred tax provision	(762,088)	-
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	14,600,087	5,454,298
Rents receivable	(2,586,496)	2,101,978
Other assets, net	(9,047,462)	(2,913,679)
Payables, deferred rental income and other liabilities	1,608,596	5,441,229
Due to Manager and affiliates, net	(362,775)	(94,272)

Net cash provided by operating activities	36,516,518	23,901,096

Cash flows from investing activities:
Investments in leased assets, net of cash received	(82,889,767)	(139,811,053)
Proceeds from sales of equipment	15,697,288	6,963,868
Investment in mortgage notes receivable, net	(3,636,052)	-
Proceeds from mortgage notes receivable	1,137,594	-
Restricted cash deposits received	726,716	204,057
Investments in joint ventures, net of cash acquired	-	(4,598,382)
Distributions received from joint ventures	9,895,245	135,080
Other assets, net	568,131	-

Net cash used in investing activities	(58,500,845)	(137,106,430)

Cash flows from financing activities:
Proceeds from notes payable - non-recourse	21,952,395	12,846,688
Repayments of notes payable - non-recourse	(37,722,046)	(12,154,514)
Issuance of additional member shares, net of sales and offering expenses paid	64,589,307	81,648,885
Redemption of additional member shares	(1,021,815)	-
Due to Manager and affiliates, net	(94,636)	(19,387)
Cash distributions to members	(20,800,755)	(6,314,947)
Distributions to minority interest holders	(1,410,776)	(812,683)

Net cash provided by financing activities	25,491,674	75,194,042

Effects of exchange rates on cash and cash equivalents	1,826,359	828,854

Net increase (decrease) in cash and cash equivalents	5,333,706	(37,182,438)
Cash and cash equivalents, beginning of the period	61,200,675	71,449,920

Cash and cash equivalents, end of the period	$66,534,381	$34,267,482

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$7,219,393	$1,252,060

Supplemental disclosure of non-cash investing and financing activities:
Non-cash portion of equipment purchased with non-recourse debt	$66,656,754	$272,008,071

Principal and interest on non-recourse notes payable
paid directly to lenders by lessees	$2,361,441	$1,905,709

Transfer from other assets to investments in leased assets	$-	$2,828,287

Transactions with Related Parties

Fund Eleven has entered into certain agreements with the Manager and ICON Securities Corp., a wholly-owned subsidiary of the Manager, whereby Fund Eleven pays certain fees and reimbursements to those parties.  The Manager is entitled to receive 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 to $100,000,000 and 1.5% of capital raised over $100,000,000.  ICON Securities Corp. is entitled to a 2% underwriting fee from the gross proceeds from capital raised.

In accordance with the terms of these agreements, Fund Eleven pays or paid the Manager (i) management fees ranging from 1% to 7% based on a percentage of the rentals recognized either directly by Fund Eleven or through its joint ventures and (ii) acquisition fees, through the end of the operating period, of 3% of the gross value of Fund Eleven’s acquisition transactions.  In addition, the Manager is reimbursed for administrative expenses incurred in connection with Fund Eleven’s operations.  The Manager has assigned its rights and obligations to provide Fund Eleven with administrative services and collect reimbursement for those services relating to the I.T. Portfolio to a Canadian affiliate, ICON Funding ULC, pursuant to a management agreement between the Manager and ICON Funding ULC.

The Manager will perform certain services relating to the management of Fund Eleven’s equipment leasing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaison with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by the Manager or its affiliates and are necessary to Fund Eleven’s operations.  These costs include the Manager’s and affiliates legal, accounting, investor relations and operations personnel, as well as, professional fees and other costs that are charged to Fund Eleven based upon the percentage of time such personnel dedicate to  Fund Eleven.  Excluded are salary and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Manager.

The Manager also has a 1% interest in Fund Eleven’s profits, losses, cash distributions and liquidation proceeds. Fund Eleven paid distributions to the Manager of $208,068 for the six months ended June 30, 2007.  The Manager’s interest in Fund Eleven’s net income for the three months ended June 30, 2007 and 2006 was $21,461 and $2,211, respectively.  The Manager’s interest in Fund Eleven’s net income for the six months ended June 30, 2007 and 2006 was $6,637 and $8,375, respectively.

Fees and other expenses paid or accrued by Fund Eleven to the Manager or its affiliates for the three and six months ended June 30, 2007 and 2006, are as follows:

			Three Months Ended
			June 30,
Entity	Capacity	Description	2007	2006
ICON Capital Corp.	Manager	Organization and
		offering expenses (1)	$238,066	$695,199
ICON Securities Corp.	Managing broker-dealer	Underwriting fees (1)	$317,421	$926,933
ICON Capital Corp.	Manager	Acquisition fees (2)	$1,557,705	$11,307,096
ICON Capital Corp.	Manager	Management fees (3)	$1,673,428	$912,901
ICON Capital Corp. and affiliate	Manager	Administrative expense reimbursements (3)	$1,288,944	$1,613,312

			Six Months Ended
			June 30,
Entity	Capacity	Description	2007	2006
ICON Capital Corp.	Manager	Organization and
		offering expenses (1)	$1,095,103	$1,383,705
ICON Securities Corp.	Managing broker-dealer	Underwriting fees (1)	$1,460,137	$1,844,940
ICON Capital Corp.	Manager	Acquisition fees (2)	$4,380,612	$12,620,524
ICON Capital Corp.	Manager	Management fees (3)	$3,155,492	$1,085,414
ICON Capital Corp. and affiliate	Manager	Administrative expense reimbursements (3)	$2,989,827	$2,523,865

(1) Amount charged directly to members' equity.
(2) Amount capitalized and amortized to operations.
(3) Amount charged directly to operations.

*Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in Fund Eleven is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., Manager

Thomas W. Martin
Chairman, Chief Executive Officer and President

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws.  Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA.  These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of  similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconcapital.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Fund Eleven’s expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available on your request.